Exhibit 10.3

Execution Version

ELEVENTH AMENDMENT, dated as of March 31, 2026 (this “Amendment”), to the Credit Agreement (as defined below) among KREF Holdings X LLC, as the Borrower (the “Borrower”), KKR Real Estate Financing Holdings L.P., as Opco (“Opco”), the Lenders party hereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent (the “Administrative Agent”).

RECITALS

A.           The Borrower, Opco, the other Guarantors and the Lenders party thereto from time to time and the Administrative Agent are party to that certain Credit Agreement dated as of December 20, 2018 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement” and the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”).

B.           Subject to the terms and conditions set forth herein, Opco, the Borrower, the Administrative Agent and each Lender that has delivered a signature page hereto, which together constitute the Required Lenders on the Eleventh Amendment Effective Date, have agreed to make certain amendments to the Credit Agreement as set forth in Section 1.02 below in accordance with Section 10.02(b) of the Credit Agreement.

AGREEMENTS

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agree as follows:

ARTICLE I.

SECTION 1.01.         Defined Terms. Capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Amendment.

SECTION 1.02.         Credit Agreement Amendments. Effective as of the Eleventh Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a)	The following definitions are hereby added in the appropriate alphabetical order to Section 1.01:

(i)	“Eleventh Amendment” means the Eleventh Amendment to the Credit Agreement, dated as of March 31, 2026 among Borrower, Opco, the Lenders party thereto and the Administrative Agent.

(ii)	“Eleventh Amendment Effective Date” has the meaning assigned thereto in the Eleventh Amendment.

(b)	The following definitions are hereby removed in their entirety from Section 1.01:

(i)
“Alternate Covenant Condition” means that the sum of the unrestricted Cash and Cash Equivalents of Opco and its consolidated Subsidiaries shall not at any time during the Alternate Covenant Period be less than $75,000,000.

(ii)
“Alternate Covenant Period” means the period from and after the Ninth Amendment Effective Date to and including the earlier of (i) June 30, 2026 and (ii) the day immediately preceding the date on which the Borrower has delivered a Financial Covenant Election to the Administrative Agent.

(iii)	“Financial Covenant Election” means an election by the Borrower, by written notice to the Administrative Agent, to end the Alternate Covenant Period.

(c)	Section 6.05(a) is hereby amended and restated in its entirety as follows:

“The Interest Coverage Ratio, calculated on the last day of any fiscal quarter, commencing March 31, 2019, shall not be less than 1.30:1.00.”

(d)	Section 6.05(c) is hereby amended and restated in its entirety as follows:

The sum of the unrestricted Cash and Cash Equivalents of Opco and its consolidated Subsidiaries shall not at any time be less than $75,000,000.

(e)          Schedule 1 to Exhibit B to the Credit Agreement is hereby amended by replacing the reference to “≥ [1.40][1.30] to 1.0” with a reference to “≥ 1.30 to 1.0”.

SECTION 1.03.        Amendment Effectiveness. This Amendment shall become effective as of the date (the “Eleventh Amendment Effective Date”) on which the Administrative Agent (or its counsel) shall have received from (i) the Borrower, (ii) Opco, (iii) the Administrative Agent and (iv) Lenders that together constitute the Required Lenders either (x) counterparts of this Amendment signed on behalf of such parties or (y) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment.

The Administrative Agent shall notify the Borrower and the Lenders of the Eleventh Amendment Effective Date, and such notice shall be conclusive and binding.

ARTICLE II.

Miscellaneous

SECTION 2.01.       Representations and Warranties. (a) To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that, as of the Eleventh Amendment Effective Date and after giving effect to the amendments to occur on the Eleventh Amendment Effective Date, this Amendment has been duly authorized, executed and delivered by each of Opco and the Borrower and constitutes, and the Amended Credit Agreement will constitute, its legal, valid and binding obligation, enforceable against each of the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)        The representations and warranties of each Loan Party set forth in the Loan Documents are, after giving effect to this Amendment on such date, true and correct in all material respects on and as of the Eleventh Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date and, to the extent any such representations and warranties are qualified as to materiality, Material Adverse Effect or similar language, such representations and warranties shall be true and correct in all respects).

(c)        After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing on the Eleventh Amendment Effective Date.

SECTION 2.02.       Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Eleventh Amendment Effective Date. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.

(b)         On and after the Eleventh Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Amended Credit Agreement. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 2.03.       Reaffirmation.  Each of the Loan Parties (a) affirms and confirms, after giving effect to this Amendment, its guarantees, pledges, grants and other undertakings under the Credit Agreement and the other Loan Documents to which it is a party and (b) agrees that, after giving effect to this Amendment (i) each Loan Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder with respect to the Obligations shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties.

SECTION 2.04.        Required Lender Amendment.  The Administrative Agent shall have received a counterpart to this Amendment duly executed and delivered by the Required Lenders, authorizing and directing the Administrative Agent to enter into this Amendment.

SECTION 2.05.         Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. The provisions of Sections 10.09 and 10.10 of the Amended Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

SECTION 2.06.         Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out of pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Milbank LLP, counsel for the Administrative Agent.

SECTION 2.07.         Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 2.08.        Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Pages Follow]

[Signature Pages to Credit Agreement Omitted]